Exhibit 3(a)


                               The State of Ohio
                                   Bob Taft
                              Secretary of State
                                    892336
                                  Certificate


It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings: that said records show
the filing and recording of:   CLP

  THE ANDERSONS LIMITED PARTNERSHIP


                              Recorded on Roll 5030 at Frame 0536 of the
                              Records of Incorporation and Miscellaneous

                              Witness my hand and the seal of the Secretary of State at Columbus, Ohio, this 9th day of Jan. A.D. 1995
                              /s/ Bob Taft
                              Bob Taft
                              Secretary of State
                              05030-0536

                              Approved___________
                              Date_______________
                              Fee:  No fee

Prescribed by
Bob Taft, Secretary of State
30 East Broad Street, 14th Floor
Columbus, Ohio  43266-0418
Form CLP (July 1994)

                      CERTIFICATE OF LIMITED PARTNERSHIP

     The undersigned, desiring to form a limited partnership in accordance with Ohio Revised Code Chapter 1782, do hereby certify as follows:

1. The name of the limited partnership shall be The Andersons Limited Partnership.

2.   The address of the principal place of business of the partnership shall be:
         480 West Dussel Drive,
         Maumee, Ohio  43537

3. The name and address of the limited partnership's agent for service of process in Ohio is:
         Beverly J. McBride, Esq.,
         c/o The Andersons,
         480 West Dussel Drive,
         Maumee, Ohio  43537

4.   The name and business or residence address of each GENERAL PARTNER is:
         The Andersons Management Corp.,
         an Ohio Corporation,
         480 West Dussel Drive,
         Maumee, Ohio  43537.

5. The undersigned hereby certify that this limited partnership has been in existence sine
         January 30, 1947,
     and that this certificate is being filed solely to comply with Ohio Revised Code Section 1782.63(A)(1).

     The foregoing item 5 is to be completed, and is applicable ONLY IF the subject limited partnership was in existence prior to July 1, 1994. If not applicable, please insert "N/A" in the blank designated for the pre-existing date.

6.   Other provisions (optional):




IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed this
         3rd day of January, 1995.

         THE ANDERSONS MANAGEMENT CORP.
         sole General Partner

         By:/s/ Richard P. Anderson          By:/s/ Beverly J. McBride
         Richard P. Anderson, President     Beverly J. McBride, Secretary

(If insufficient space for all signatures, please attach a separate sheet containing additional signatures.)

                                 INSTRUCTIONS

1. Pursuant to ORC 1782.02, the name of the limited partnership must include the words "Limited Partnership", "L.P.", "Limited", or "Ltd.", and shall NOT contain the name of a limited partner unless either of the following are true:
          a.   It is also the name of a general partner;
          b. the business of the limited partnership had been carried on under that name before the admission of that limited partner.

2. Pursuant to ORC 1782.01(H), a limited partnership must be created by a minimum of two persons. The certificate must be signed by all General Partners.

3. *If this certificate of limited partnership is being filed solely to comply with the provisions of Ohio Revised Code Section 1782.63(a)(1), then no filing fee is required.

                              [Ohio Revised Code Section 1782.08]